UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 22, 2006

CHINA DIGITAL COMMUNICATION GROUP
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-49715	91-2132336
(Commission File Number)	(IRS Employer Identification No.)

A-3.Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811
(Address of Principal Executive Offices)  (Zip Code)

86-755-2698-3767
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On March 22, 2006, China Digital Communication Group (“China Digital”), Galaxy View International Ltd. (“Galaxy View”), Shenzhen Sono (“Sono”), and the shareholders of Galaxy View (the “Shareholders”), entered into an Amended and Restated Share Exchange Agreement (the “Agreement”) pursuant to which China Digital will acquire 100% of Galaxy View in a cash and stock transaction valued at approximately $8.0 million. Under the terms of the Agreement, China Digital will pay to the Shareholders $3.0 million in cash and deliver 7,575,757 unregistered shares of China Digital preferred stock valued at approximately $5.0 million. The Shareholders agreed to a lock- up provision restricting the resale of the shares for a period of five years. Each preferred share will entitle the holder to seven votes per share on all matters to be voted on by the shareholders and will be mandatorily convertible into one share of common stock after five years.

        China Digital, Galaxy View, Sono and the Shareholders have made customary representations, warranties and covenants in the Agreement. Consummation of the transactions set forth in the Agreement are subject to certain conditions, including, among others, (i) China Digital’s receipt of a fairness opinion; (ii) absence of any law or order prohibiting the consummation of the Share Exchange; (iii) the continued accuracy of each party’s representations and warranties contained in the Agreement; and (iv) compliance with each party’s covenants. The Agreement contains certain termination rights for both China Digital, on the one hand, and Galaxy View, Sono and the Shareholders, on the other hand.

        The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.      Other Events.

        On March 22, 2006, China Digital issued a press release announcing China Digital’s entry into the Agreement, a copy of which press release is attached as Exhibit 99.1 and is incorporated herein by reference

Item 9.01.      Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

          Not applicable.

(b)     Pro Forma Financial Information.

          Not applicable.

(c)     Exhibits.

2.1	Amended and Restated Share Exchange Agreement, dated as of March 22, 2006, among China Digital Communication Group, Galaxy View International Ltd, Shenzhen Sono and the shareholders of Galaxy View International Ltd.

99.1	Press Release of the China Digital issued on March 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006	CHINA DIGITAL COMMUNICATION GROUP
By: /s/ Changchun Zheng
Name: Changchun Zheng Title: Chief Executive Officer